UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 11, 2008

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 315-9040
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Material Events.

On January 11, 2008, the Registrant received a scheduled payment of $500,000 pursuant to an amended promissory note (the “Amended Note”) between the Registrant and United Systems Access, Inc. (“USA”). The balance of the principal amount of the Amended Note, $1,000,000, together with interest accruing at the rate of 7.75% per annum, is due on the earlier of the closing of the Purchase Agreement for the competitive local exchange carrier (“CLEC”) business or March 31, 2008. 75% of the payment received by the Registrant on January 11, 2008 was used to partially repay amounts due and owing to YA Global Investments, L.P. (“YA Global”, f/k/a Cornell Capital Partners, L.P.) under certain convertible debentures. Following the January 11, 2008 payment, the principal balance owed by the Registrant to YA Global under the convertible debentures is approximately $13.2 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright

Jay O. Wright
Chief Executive Officer
MOBILEPRO CORP.

Date: January 14, 2008